UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

WORTHINGTON STEEL, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-41830	92-2632000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old Wilson Bridge Road Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 840-3462

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed under Item 5.02 in the Current Report on Form 8-K of Worthington Steel, Inc. (“we,” “us,” “our” and “registrant”) filed with the Securities and Exchange Commission (“SEC”) on December 5, 2023, John B. Blystone was appointed to serve on our board of directors (“Board”), effective December 1, 2023, in class III, with a term scheduled to expire at our 2026 annual meeting of shareholders. Also effective December 1, 2023, Mr. Blystone, 70, was appointed to the office of Executive Chairman of the Board.

Mr. Blystone has served as a director of Worthington Enterprises, Inc. (formerly known as Worthington Industries, Inc.) since 1997, including as its Lead Independent Director from January 2007 until September 2023, Executive Chairman from September 2023 through November 2023, and Chairman of the Board from December 1, 2023 to the present. Mr. Blystone previously served as Chairman of the Board, President and Chief Executive Officer of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services and service solutions, from December 1995 until his retirement in December 2004. From 1991 to 1995, Mr. Blystone served in various managerial and operating roles with General Electric Company. Mr. Blystone served as Chairman of the Board of Freedom Group, Inc., which manufactures and markets firearms, ammunition and related products, from August 2010 to March 2012. Mr. Blystone serves as a director for Blystone Consulting, LLC and as General Partner of Blystone Capital Partners. Mr. Blystone graduated from the University of Pittsburgh and has extensive business experience in managing and operating both domestic and international operations, including as a chief executive officer of a large public company. He has expertise in acquisitions, financial and business analysis, and in managing issues that face a large public company. Mr. Blystone’s business acumen, his long service on other boards, and his collegial style and leadership make him well qualified to serve on the Board. Mr. Blystone’s extensive experience with our business during his tenure on the Worthington Enterprises, Inc. board of directors prior to our separation also makes him uniquely qualified to serve as our Executive Chairman and to assist our management team with the general supervision and direction of our business, particularly as a newly independent, publicly traded company.

Mr. Blystone has no family relationships with any of our current directors or executive officers. Neither Mr. Blystone nor any of his immediate family members has had (nor does any propose to have) a direct or indirect material interest in any transaction in which we or any of our subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

On December 19, 2023, in recognition of his appointment and role as Executive Chairman, the Compensation Committee of the Board approved the compensation arrangement with Mr. Blystone, which includes: (a) an annual base salary of $800,000; (b) an opportunity to earn a target annual cash incentive bonus under the Worthington Steel, Inc. Annual Incentive Plan for Executives equal to 125% of his base salary, with a payout range of 0% to 250% of his base salary based on our performance; and (c) a target long-term incentive award under the Worthington Steel, Inc. 2023 Long-Term Incentive Plan equal to $1,800,000, 25% of which is comprised of a long-term performance share award cliff vesting following the completion of the fiscal 2024 through fiscal 2026 performance period, 45% of which is comprised of a long-term performance cash award cliff vesting following the completion of that same three-fiscal-year performance period, and 30% of which is comprised of a time-vesting restricted share award, which will cliff vest three years following the grant date. Mr. Blystone also received special time-vesting restricted share awards. He received a grant of 8,920 of our common shares which will cliff vest one year following the grant date and he received a grant of 24,340 of our common shares which will cliff vest two years following the grant date. The grant date for each long-term incentive award was December 22, 2023.

Payouts under the annual cash incentive bonus are tied to the achievement of specified levels (threshold, target and maximum) of corporate economic value added (“EVA”) and earnings per share (“EPS”) for fiscal 2024. The EPS performance measure carries a 75% weighting and the EVA performance measure carries a 25% weighting. For all calculations, restructuring and impairment charges and non-recurring items are to be excluded, and EPS results are to be adjusted to eliminate the impact of inventory holding gains and losses. If the performance level with respect to either performance measure falls between threshold and maximum, the portion of the annual cash incentive bonus associated with that performance measure is prorated based on straight-line interpolation. If the threshold level is not reached for a performance measure, no annual cash incentive bonus will be earned as to that performance measure. Any earned annual cash incentive bonus will be paid within a reasonable time following the end of the performance period. In the event we experience a change in control (followed by actual or constructive termination of Mr. Blystone’s employment with us during the performance period), the annual cash incentive bonus would be paid at the target level. Any amounts earned under the annual cash incentive bonus program for fiscal 2024 performance will be prorated for the portion of the fiscal year in which Mr. Blystone serves as Executive Chairman.

Potential payouts in respect of the long-term performance share award and the long-term performance cash award for Mr. Blystone are tied to achieving specified levels (threshold, target and maximum) of cumulative EVA for the fiscal 2024 through fiscal 2026 performance period and EPS growth over that three-fiscal-year performance period, with each performance measure equally weighted. Restructuring and impairment charges and non-recurring items are to be excluded, and EPS results are to be adjusted to eliminate the impact of inventory holding gains or losses. If the performance level with respect to either performance measure falls between threshold and maximum, the portion of the long-term performance share award or the long-term performance cash award associated with that performance measure is prorated based on straight-line interpolation. If the threshold level is not reached for a performance measure, no portion of the long-term performance cash award or the long-term performance share award associated with that performance measure will be paid or distributed.

Mr. Blystone is eligible to participate in the benefit and retirement programs consistent with our other employees and executive officers, including the Worthington Steel, Inc. Non-Qualified Deferred Compensation Plan and the Worthington Steel, Inc. Retirement Plan. Mr. Blystone will not receive any additional compensation for his service on the Board.

Also on December 19, 2023, after further evaluation of the duties, responsibilities, experience, performance and market compensation information relative to each of our named executive officers, the Compensation Committee of the Board approved the following compensation arrangements for our named executive officers:

Named Executive Officer and Title	Annual Base Salary	Target Annual Cash Incentive Bonus	Target Long-Term Incentive Award
Geoffrey G. Gilmore President and Chief Executive Officer	$820,000	140%	$3,000,000
Timothy A. Adams Vice President and Chief Financial Officer	$310,000	90%	$350,000
Jeff R. Klingler Executive Vice President and Chief Operating Officer	$470,000	125%	$1,000,000
Michaune D. Tillman Vice President – General Counsel and Secretary	$372,000	75%	$390,000

The target annual cash incentive bonus represents an opportunity to earn an amount that is equal to the stated percentage of the named executive officer’s base salary, with a payout range of 0% to two times the target percentage, with the ultimate amount earned based on our performance and consistent with the description above for Mr. Blystone (i.e., 75% EPS performance and 25% EVA performance for fiscal 2024). The three components of the long-term incentive award and the potential payouts in respect of the long-term performance share award and the long-term performance cash award for the named executive officers is consistent with the mix and potential payouts described above for Mr. Blystone.

In recognition of his efforts in connection with our December 1, 2023 separation from Worthington Enterprises, Inc., the Compensation Committee also granted Mr. Adams a special $150,000 discretionary cash bonus award to be paid by December 31, 2023, and a special time-vesting restricted share award for 10,000 of our common shares, which will cliff vest three years from the December 22, 2023 grant date. Mr. Gilmore, Mr. Klingler, Mr. Adams and Ms. Tillman also received special time-vesting restricted share awards, which will cliff vest one year (the number of common underlying each award is 7,770 for Mr. Gilmore, 1,150 for Mr. Klingler, 780 for Mr. Adams and 980 for Ms. Tillman) and cliff vest two years (the number of common shares underlying each award is 21,190 for Mr. Gilmore, 3,150 for Mr. Klingler, 2,140 for Mr. Adams and 2,690 for Ms. Tillman) following the grant date of December 22, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON STEEL, INC.

Date: December 26, 2023	By:	/s/ Michaune D. Tillman
Michaune D. Tillman
Vice President - General Counsel and Secretary